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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333- ) and related Prospectus of American Annuity Group, Inc. for the registration of $75,000,000 of Capital Trust Preferred Securities of American Annuity Group Capital Trust II and to the incorporation by reference therein of our report dated February 28, 1997, with respect to the consolidated financial statements and schedules of American Annuity Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                     ERNST & YOUNG LLP


Cincinnati, Ohio
April 30, 1997